AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of May 5, 2018 (the "Effective Date"), by and between **FIDELITY NATIONAL INFORMATION SERVICES, INC.,** a Georgia corporation ("FIS" or the "Company"), and **James W. Woodall** (the "Employee") and amends that certain Employment Agreement dated October 1, 2009, as previously amended on January 29, 2013, March 15, 2013 and February 23, 2016 (as previously amended, the "Agreement"). Except as amended herein, the terms of the Agreement remain in full force and effect.

1. The parties hereby agree to delete Section 12(c) of the Agreement.

IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date set forth above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By: [signature]
Its: Chief Legal Officer

JAMES W. WOODALL

[signature]